UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2013

ORGANOVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35996

Delaware	27-1488943
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6275 Nancy Ridge Dr.,

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 550-9994

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2013, Organovo Holdings, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Lazard Capital Markets LLC, acting as representative of the underwriters named in the Underwriting Agreement (the “Underwriters”) and joint book-runner with Oppenheimer & Co. Inc., relating to the issuance and sale of 9,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Offering”). JMP Securities LLC and Maxim Group LLC are each acting as co-managers for the offering. The price to the public in the Offering is $4.50 per share, and the Underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $4.23 per share. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,350,000 shares. The net proceeds to the Company from the Offering are expected to be approximately $37.7 million, after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company, assuming no exercise by the Underwriters of its option to purchase additional shares of common stock. The transactions contemplated by the Underwriting Agreement are expected to close on August 7, 2013, subject to the satisfaction of customary closing conditions.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-189995), as supplemented by a final prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement.

The Underwriting Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms, but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The legal opinion, including the related consent, of DLA Piper LLP (US) relating to the legality of the issuance and sale of the shares of the Company’s common stock in the Offering is filed as Exhibit 5.1 to this Current Report.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s Securities and Exchange Commission filings.

Item 2.02 Results of Operations and Financial Condition.

The Company included certain preliminary financial results for its first fiscal quarter ended June 30, 2013 in the Recent Developments section of the preliminary prospectus supplement and final prospectus supplement (the “final prospectus supplement”) it filed with the Securities and Exchange Commission on August 1, 2013 and August 2, 2013, respectively, in connection with the Offering, including the following:

“June 30, 2013 Preliminary Financial Results

The Company is currently finalizing its financial results for the three months ended June 30, 2013. While complete financial information and operating data as of and for such period are not yet available, based on the information and data currently available, the Company’s management preliminarily estimates that for the three months ended June 30, 2013 its net loss was approximately $(3.8) million, compared to a net loss of $(16.1) million for the three months ended March 31, 2013. Additionally, management estimates that as of June 30, 2013, the Company had cash and cash equivalents of approximately $12.8 million and an accumulated deficit of approximately $(70.1) million, as compared to $15.6 million and $(66.4) million, respectively, at March 31, 2013. At June 30, 2013, management estimates negative cash flow from operations was approximately $2.7 million, as compared to $2.8 million for the three months ended March 31, 2013.

The preliminary financial data above have been prepared by, and is the responsibility of, the Company’s management. The Company’s independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to this preliminary financial data and does not express an opinion or any other form of assurance with respect thereto. Because the three months ended June 30, 2013 has recently ended, the financial information presented above for the three months ended June 30, 2013 reflects estimates based only upon preliminary information available to the Company as of the date of the final prospectus supplement with the SEC and is not a comprehensive statement of the Company’s financial results for the three months ended June 30, 2013. The Company’s financial statements and operating data as of and for the three months ended June 30, 2013 will not be available until after the Offering is completed and may differ from the preliminary unaudited financial information the Company has provided. Such differences may be material. Accordingly, undue reliance should not be placed on these preliminary estimates. The estimates for the three months ended June 30, 2013 are not necessarily indicative of any future period and should be read together with “Risk Factors,” “Special Note Regarding Forward-looking Statements,” included in the final prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Selected Historical Financial Data” and the financial statements and related notes incorporated by reference into the final prospectus supplement.”

The information furnished pursuant to this Item 2.02, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Press Releases Regarding the Offering

On August 1, 2013, the Company issued a press release announcing that it intends to offer and sell shares of its common stock in an underwritten public offering, and on August 2, 2013, the Company issued a press release announcing that it had priced the Offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively, and are incorporated herein by reference.

Recent Developments Disclosure

In addition to the preliminary financial results set forth in Item 2.02 above, the Company included the following information in the Recent Developments section of the preliminary prospectus supplement and final prospectus supplement it filed with the Securities and Exchange Commission on August 1, 2013 and August 2, 2013, respectively:

“Legal Matters

In addition to commitments and obligations in the ordinary course of business, the Company is subject to various claims and pending and potential legal actions arising out of the normal conduct of our business. The Company assesses contingencies to determine the degree of probability and range of possible loss for potential accrual in our financial statements. The Company accrues an estimated loss contingency in its financial statements if it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. Because litigation is inherently unpredictable and unfavorable resolutions could occur, assessing litigation contingencies is highly subjective and requires judgments about future events. When evaluating contingencies, the Company may be unable to provide a meaningful estimate due to a number of factors, including the procedural status of the matter in question, the presence of complex or novel legal theories, and/or the ongoing discovery and development of information important to the matters. In addition, damage amounts claimed in litigation against the Company may be unsupported, exaggerated or unrelated to possible outcomes, and as such are not meaningful indicators of our potential liability. The Company regularly review contingencies to determine the adequacy of the Company’s accruals and related disclosures. The amount of ultimate loss may differ from these estimates. It is possible that the Company’s cash flows or results of operations could be materially affected in any particular period by the unfavorable resolution of one or more of these contingencies. Whether any losses finally determined in any claim, action, investigation or proceeding could reasonably have a material adverse effect on the Company’s business, financial condition, results of operations or cash flows will depend on a number of variables, including: the timing and amount of such losses; the structure and type of any remedies; the monetary significance of any such losses, damages or remedies may have on the Company’s consolidated financial statements; and the unique facts and circumstances of the particular matter that may give rise to additional factors.

Spencer Trask Matter. On June 28, 2013, the Company filed a lawsuit for declaratory relief in the Supreme Court for the State of New York (case # 652305/2013) against Spencer Trask Ventures, Inc. (“STV”) in connection with a Warrant Solicitation Agency Agreement (the “WSAA”) that the Company entered into with STV in February 2013. In this action, the Company is seeking a declaration that the WSAA remains a valid and enforceable agreement. Over the course of several weeks in February 2013, Organovo and STV, through their respective attorneys, negotiated the WSAA pursuant to which the Company engaged STV as the Company’s warrant solicitation agent in connection with the Company’s efforts to solicit the exercise of outstanding Organovo warrants during the first quarter of 2013. STV’s President signed the WSAA on behalf of STV, and the Company’s CEO executed the agreement on behalf of Organovo. Spencer Trask provided services to the Company pursuant to the WSAA, and the Company has paid STV for those services.

The Company’s dispute with Spencer Trask arose in March 2013 after the Company approached Spencer Trask about exercising their outstanding warrants to help the Company qualify for uplisting its common stock on the NYSE MKT. Previously, Spencer Trask had not asserted any claims for additional compensation as a result of the warrant tender offer the Company completed in December 2012. In March 2013, the Company received two demand letters from STV, and a demand for arbitration notice in June 2013. In the first demand letter, STV alleges that it is entitled to compensation (including a cash fee and warrants to purchase common stock) as a result of the warrant tender offer the Company completed in December 2012 and as a result of the warrant redemption the Company completed in March 2013. In the second letter, STV alleges it is entitled to damages because the Company allegedly violated confidentiality provisions in the Placement Agency Agreement (the “PAA”) the Company had previously entered into with STV in December 2012 in connection with the private placement financings the Company completed in February and March 2012 (the “Private Placements”), by contacting the warrant holders who participated in the warrant tender offer. In response, on June 28, 2013, the Company filed a lawsuit for declaratory relief in the Supreme Court for the State of New York against STV. The Company’s tender offer was made to warrant holders of record relating to warrants already owned by them and whose identity was public information via a Registration Statement on Form S-1 the Company was required to file to register the resale of the shares underlying their warrants. For these and other reasons, including applicability of the WSAA, the Company believes STV is not entitled to compensation under the PAA and there was no violation of confidentiality. To the Company’s knowledge, STV has not filed its arbitration demand with the arbitrator.

The Company believes that the assertions made against it by STV are without merit and the Company intends to continue to vigorously defend against the claims made by STV, including any arbitration matter filed by STV. The Company has not established a loss contingency accrual for these claims because any potential liability is not probable or estimable. Nonetheless, an unfavorable resolution of these claims could have a material adverse effect on the Company’s business, liquidity or financial condition in the reporting period in which such resolution occurs.

Other Legal Matters. In addition to the matter described above, the Company is subject to normal and routine litigation in the ordinary course of business. The Company has not accrued any loss contingencies for such matters. The Company intends to defend itself in any such matters and does not currently believe that the outcome of such matters will have a material adverse effect on its business, liquidity or financial position.

Board of Directors

On July 25, 2013, Andras Forgacs, a member of the Company’s Board of Directors, resigned from the Board, effective on July 25, 2013. Mr. Forgacs was serving as a Class II director, with his term expiring at the Company’s Annual Meeting of Stockholders scheduled for August 21, 2013. There are no disagreements between Mr. Forgacs and the Company relative to his resignation. To the Company’s knowledge, Mr. Forgacs holds approximately 1.2% of the Company’s outstanding common stock and while he is subject to Rule 144 limitations and a black-out period surrounding the filing of the Company’s Quarterly Report on Form 10-Q, he has not entered into a lock-up agreement in connection with the Offering.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 2, 2013, between Organovo Holdings, Inc. and Lazard Capital Markets LLC

5.1	Opinion and Consent of DLA Piper LLP (US)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

99.1	Press Release, dated August 1, 2013, titled “Organovo Holdings, Inc. Proposes Public Offering of Common Stock”

99.2	Press Release, dated August 2, 2013, titled “Organovo Holdings, Inc. Prices $40.5 Million Public Offering of Common Stock”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: August 2, 2013	/s/ Barry Michaels
Barry Michaels
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 2, 2013, between Organovo Holdings, Inc. and Lazard Capital Markets LLC

5.1	Opinion and Consent of DLA Piper LLP (US)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

99.1	Press Release, dated August 1, 2013, titled “Organovo Holdings, Inc. Proposes Public Offering of Common Stock”

99.2	Press Release, dated August 2, 2013, titled “Organovo Holdings, Inc. Prices $40.5 Million Public Offering of Common Stock”